Exhibit 10.1

Execution Version

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of September 30, 2024 by and between Seres Therapeutics, Inc., a Delaware corporation (the “Company”), and Société des Produits Nestlé S.A., a société anonyme organized under the laws of Switzerland (the “Investor”).

RECITALS

A. The Company and the Investor have entered into that certain Asset Purchase Agreement, dated as of August 5, 2024 (as amended, supplemented, restated or otherwise modified from time to time, the “VOWST Acquisition Agreement”);

B. In connection with and as a closing condition of the transactions contemplated by the VOWST Acquisition Agreement, the Investor has agreed to purchase from the Company, and the Company has agreed to sell to the Investor shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), upon the terms and subject to the conditions set forth in this Agreement; and

C. The Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”).

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with, such Person.

“Board” has the meaning set forth in Section 7.1(a).

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in the VOWST Acquisition Agreement.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Financial Statements” has the meaning set forth in Section 4.6.

“Investor Designee” has the meaning set forth in Section 7.1(a).

“Lock-Up Period” has the meaning set forth in Section 7.2.

“Lock-Up Securities” has the meaning set forth in Section 7.2.

“Material Adverse Effect” means a material adverse effect on (a) the assets, liabilities, results of operations, financial condition or business of the Company and its Subsidiaries taken as a whole, (b) the legality or enforceability of any of this Agreement or (c) the ability of the Company to perform its obligations under this Agreement; provided, however, that in no event shall any of the following occurring after the date hereof, alone or in combination, be deemed to constitute, or be taken into account in determining whether a Material Adverse Effect has occurred: (i) any change in the Company’s stock price or trading volume, or (ii) any effect caused by the announcement or pendency of the transactions contemplated by this Agreement or the VOWST Acquisition Agreement, or the identity of the Investor or any of its Affiliates as the purchaser or acquirer, as applicable, in connection with the transactions contemplated by this Agreement or the VOWST Acquisition Agreement.

“Material Contract” means any contract, instrument or other agreement to which the Company is a party or by which it is bound which is material to the business of the Company, including those that have been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(10) of Regulation S-K.

“Nasdaq” means The Nasdaq Stock Market, LLC.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Purchase Price” means $1.05.

“Registrable Securities” means (a) the Shares issued pursuant to this Agreement, and (b) any other shares of Common Stock issued as (or issuable upon conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, in exchange for or in replacement of the Shares; provided, however, that any such Registrable Securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the SEC under the 1933 Act and such Registrable Securities have been disposed of in accordance with such effective Registration Statement, (ii) such Registrable Securities have been sold or transferred in accordance with Rule 144, or (iii) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rules 144.

“Registration Statement” has the meaning set forth in Section 7.3(a).

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 4.6.

“SEC Filings” has the meaning set forth in Section 4.

“Shares” has the meaning set forth in Section 2.

“Subscription Amount” means, as to the Investor, the aggregate amount to be paid for the Shares purchased hereunder by the Investor in U.S. Dollars and in immediately available funds.

“Subsidiaries” has the meaning set forth in Section 4.1.

“Trading Day” means a day on which Nasdaq is open for trading.

“VOWST Acquisition Agreement” has the meaning set forth in the Recitals.

“1933 Act” has the meaning set forth in the Recitals.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2. Purchase and Sale of the Shares. Upon the terms and subject to the conditions set forth herein, the Company agrees to issue and sell, and the Investor agrees to purchase 14,285,715 shares of Common Stock (the “Shares”), at a price per share equal to the Purchase Price.

3. Closing.

3.1. The closing of the purchase and sale of Shares pursuant to this Agreement (the “Closing”) shall occur on the Closing Date.

3.2. At the Closing, the Investor shall purchase, and the Company shall issue and sell, the Shares, for a price per share equal to the Purchase Price, which shall be paid by the Investor by wire transfer of immediately available funds pursuant to wire instructions delivered to the Investor by the Company.

3.3. At the Closing, the Company shall deliver or cause to be delivered to the Investor the Shares. The Shares shall be issued in book entry form or, upon request by the Investor, certificated form.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that, except as otherwise described in the Company’s filings pursuant to the 1934 Act (collectively, the “SEC Filings”), which qualify these representations and warranties in their entirety, as of the date hereof:

4.1. Organization, Good Standing and Qualification. The Company is an entity duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own or lease and use its properties and assets, to execute and deliver this Agreement, to carry out the provisions of this Agreement, to issue and sell the Shares and to carry on its business as presently conducted as described in the SEC Filings.

Each of the Company’s subsidiaries required to be disclosed pursuant to Item 601(b)(21) of Regulation S-K under the 1933 Act in an exhibit to its annual report on Form 10-K filed with the SEC for the year ended December 31, 2023 (the “Subsidiaries”) is an entity duly incorporated or otherwise organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of the jurisdiction of its incorporation or organization, as applicable, and has all requisite power and authority to carry on its business and to own and use its properties. Neither the Company nor any of its Subsidiaries is in violation or default in any material respect of any of the provisions of its respective articles of association, charter, certificate of incorporation, bylaws, limited partnership agreement or other organizational or constitutive documents. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign entity and is in good standing (to the extent such concept exists in the relevant jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification necessary, except to the extent any failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect.

4.2. Authorization. The Company has the requisite corporate power and authority and has taken all requisite corporate action necessary for, and no further action on the part of the Company, its officers, directors and stockholders is necessary for, (a) the authorization, execution and delivery of this Agreement, (b) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (c) the authorization, issuance and delivery of the Shares. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Investor, constitutes valid and binding obligations of the Company enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (ii) general principles of equity that restrict the availability of equitable remedies and (iii) to the extent that the enforceability of indemnification provisions may be limited by applicable laws.

4.3. Valid Issuance. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all security interests, liens, other encumbrances and restrictions (other than those created by the Investor), except for restrictions on transfer set forth in this Agreement or imposed by applicable securities laws.

4.4. Consents. The execution, delivery and performance by the Company of this Agreement and the offer, issuance and sale of the Shares require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws and the rules and regulations of Nasdaq, which the Company undertakes to file within the applicable time periods and the filings contemplated by the VOWST Acquisition Agreement.

4.5. No Conflict, Breach, Violation or Default. The execution, delivery and performance of this Agreement by the Company and the issuance and sale of the Shares in accordance with the provisions thereof will not (a) conflict with or result in a breach or violation of (i) any of the terms and provisions of, or constitute a default under, the Company’s Restated Certificate of Incorporation, as amended, or Amended and Restated Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investors through the EDGAR system), or (ii) assuming the accuracy of the representations and warranties in Section 5, any applicable statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or its Subsidiaries, or any of their assets or properties, or (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of the Company or its Subsidiaries or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract except, in the case of clauses (a)(i) and (b) only, for such conflicts, breaches, violations and defaults as have not and would not reasonably be expected to have a Material Adverse Effect.

4.6. SEC Documents; Financial Statements. The Company has filed in a timely manner all documents that the Company was required to file with the SEC under Sections 13, 14(a) and 15(d) of the 1934 Act, since becoming subject to the requirements of the 1934 Act. As of their respective filing dates (or, if amended prior to the date of this Agreement, when amended), all documents filed by the Company with the SEC (the “SEC Documents”) complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder. None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company and its subsidiaries included in the SEC Documents (the “Financial Statements”) present fairly the financial condition, results of operations and cash flows of the Company on a consolidated basis as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the 1934 Act and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

4.7. Compliance with Nasdaq Continued Listing Requirements. Except as described in the SEC Filings, the Company is in compliance with applicable Nasdaq continued listing requirements. Except as described in the SEC Filings, there are no proceedings pending or, to the Company’s knowledge, threatened against the Company relating to the continued listing of the Common Stock on Nasdaq and the Company has not received any notice of, nor to the Company’s knowledge is there any reasonable basis for, the delisting of the Common Stock from Nasdaq.

4.8. Capitalization. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of such shares were issued in violation of any pre-emptive rights, and such shares were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties. Except as described in the SEC Filings, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to the issuance by the Company of any securities of the Company. Except as described in the SEC Filings, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement.

4.9. No General Solicitation. None of the Company, any of its Subsidiaries or any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising in connection with the offer or sale of the Shares.

4.10. Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

4.11. No Integrated Offering. None of the Company, any of its Subsidiaries or any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security of the Company or any of its Subsidiaries, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the 1933 Act or require registration of any of the Shares under the 1933 Act or cause this offering of the Shares to be integrated with prior offerings by the Company or any of its Subsidiaries for purposes of the 1933 Act.

4.12. Investment Company. The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

5. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that:

5.1. Organization and Existence. The Investor is a validly existing société anonyme, organized under the laws of Switzerland and has all requisite corporate power and authority to enter into and consummate the transactions contemplated by this Agreement and to carry out its obligations hereunder, and to invest in the Shares pursuant to this Agreement.

5.2. Authorization. The execution, delivery and performance by the Investor of this Agreement have been duly authorized and this Agreement has been duly executed and constitutes the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except: (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

5.3. No Government Recommendation or Approval. The Investor understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Shares.

5.4. No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby will not (a) result in a violation of the organizational documents of the Investor or (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Investor, except in the case of clauses (b) and (c) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

5.5. Subscription Entirely for Own Account. The Shares to be received by the Investor hereunder will be acquired for the Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws and this Agreement. The Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

5.6. Investment Experience. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.7. Disclosure of Information. The Investor has had an opportunity to receive, review and understand all information related to the Company that it deems relevant to its decision to purchase the Shares hereunder and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares.

5.8. Restricted Securities. The Investor understands that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

5.9. Legends. It is understood that, except as provided below, certificates evidencing the Shares may bear the following or any similar legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144 OR OTHER AVAILABLE EXEMPTION, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY

SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN A SECURITIES PURCHASE AGREEMENT, DATED SEPTEMBER 30, 2024, A COPY OF WHICH IS ON FILE WITH THE COMPANY. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

If required by the authorities of any U.S. state in connection with the issuance of sale of the Shares, the legend required by such state authority.

5.10. Accredited Investor. The Investor is an “accredited investor” within the meaning of Rule 501 under the 1933 Act. The Investor has sufficient knowledge, sophistication and experience in business, including transactions involving private placements in public equity, to properly evaluate the risks and merits of its purchase of the Shares. The Investor has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Shares and participation in the transactions contemplated by this Agreement, are fully consistent with its financial needs, objectives and condition, comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to the Investor, and are a fit, proper and suitable investment for the Investor, notwithstanding the substantial risks inherent in investing in or holding the Shares.

5.11. No General Solicitation. The Investor did not learn of the investment in the Shares as a result of any general solicitation or general advertising.

5.12. Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investor.

6. Conditions to Closing.

6.1. Conditions to the Investor’s Obligations to Closing. The obligation of the Investor to purchase Shares at the Closing is subject to the fulfillment to such Investor’s satisfaction of the following conditions, any of which may be waived by the Investor:

(a) The Company shall have executed the VOWST Acquisition Agreement, all of the conditions to closing under the VOWST Acquisition Agreement shall have been fulfilled (other than the issuance of the Shares hereunder) or waived pursuant to the terms thereof, no breach by the Company of any term of or obligation under the VOWST Acquisition Agreement shall have occurred and be continuing, and the VOWST Acquisition Agreement shall not have been terminated in accordance with its terms.

(b) The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects as of the Closing with the same force and effect as if they had been made on and as of the Closing. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing.

(c) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Shares and the consummation of the other transactions contemplated by this Agreement, all of which shall be in full force and effect.

(d) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

(e) No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

6.2. Conditions to Obligations of the Company. The Company’s obligation to sell and issue Shares at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing of the following conditions, any of which may be waived by the Company:

(a) The Investor or its Affiliates shall have executed the VOWST Acquisition Agreement, all of the conditions to closing under the VOWST Acquisition Agreement shall have been fulfilled (other than the issuance of the Shares hereunder) or waived pursuant to the terms thereof, no breach by the Company of any term of or obligation under the VOWST Acquisition Agreement shall have occurred and be continuing, and the VOWST Acquisition Agreement shall not have been terminated in accordance with its terms.

(b) The representations and warranties made by the Investor in Section 5 hereof shall be true and correct in all material respects as of the Closing with the same force and effect as if they had been made on and as of the Closing. The Investor shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing.

(c) The Investor shall have paid in full its Subscription Amount to the Company for the Shares.

6.3. Termination of Obligations to Effect Closing; Effects.

(a) The obligations of the Company, on the one hand, and the Investor, on the other hand, under this Agreement shall terminate as follows:

(i) Upon the termination of the VOWST Acquisition Agreement;

(ii) Upon the mutual written consent of the Company and Investor;

(iii) By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company; or

(iv) By the Investor if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor;

provided, however, that, except in the case of clauses (i) and (ii) above, the party seeking to terminate its obligation to effect a Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the VOWST Acquisition Agreement if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect such Closing.

(b) Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

7. Additional Covenants.

7.1. Board Designee

(a) For so long as the Investor (together with its Affiliates) beneficially owns at least ten percent (10%) of the Company’s outstanding shares of Common Stock, the Company shall take such actions within its control to include in the slate of nominees, recommended by the Board of Directors of the company (the “Board”) and/or the applicable committee thereof (including the Nominating and Corporate Governance Committee of the Board) for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected, one individual designated by the Investor (the “Investor Designee”).

(b) Any Investor Designee must be qualified to serve as a member of the Board under all applicable legal, regulatory and stock exchange requirements and the Company’s policies and guidelines applicable to the Company’s directors and the Nominating and Corporate Governance Committee of the Board or any successor committee thereto must have determined that such Investor Designee qualifies to serve as a member of the Board. In the event the Board and/or the applicable committee thereof finds a nominee of the Investor does not meet the criteria to serve as a member of the Board, the Investor shall be entitled to propose a different nominee to the Board within thirty (30) days of the Company’s notice to the Investor of its objection to the nominee (which notice should set forth the reason for the Board’s objection in reasonable details).

7.2. Lock-Up and Restriction on Transfers. During the period commencing on the Closing and ending on the date that is six (6) months after the Closing (the “Lock-Up Period”), the Investor will not, without the prior written consent of the Company, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, the Shares or of any interest (including any voting interest) therein (such shares and/or interests, the “Lock-Up Securities”); provided, however, that the foregoing shall not prohibit (a) the Investor from transferring any Lock-Up Securities to (i) an Affiliate of the Investor or (ii) the Company and (b) the disposition of Lock-Up Securities pursuant to any (i) business combination, consolidation or similar transaction to which the Company is a constituent corporation or (ii) tender offer or exchange offer to be made to all of the holders of Common Shares by a third party (other than a third party acting on behalf of or as part of a group or in concert with the Investor).

7.3. Registration Rights.

(a) The Company shall use its reasonable best efforts to register the resale by the Investor of the Registrable Securities on a registration statement on Form S-3 (or, if Form S-3 is not available to the Company at such time, such other form of registration statement that is available to the Company at such time for registration of the resale of the Registrable Securities) (the “Registration Statement”) within ninety (90) days of the Closing Date, and shall use its reasonable best efforts to have the Registration Statement declared effective as soon as practicable, but in no event later than ten (10) Business Days after the SEC has notified the Company that it will not review, or has completed its review, of the Registration Statement, and to keep such Registration Statement effective until the earlier of (i) five (5) years after the Closing Date, or (ii) there are no longer any Registrable Securities.

(b) Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to the Investor, suspend the use of any Registration Statement, including any prospectus that forms a part of a Registration Statement, if the Company (i) determines that it would be required to make disclosure of material information in the Registration Statement that the Company has a bona fide business purpose for preserving as confidential, (ii) the Company determines it must amend or supplement the Registration Statement or the related prospectus so that such Registration Statement or prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the prospectus, in light of the circumstances under which they were made, not misleading or (iii) the Company has experienced or is experiencing some other material non-public event, including a pending transaction involving the Company, the disclosure of which at such time, in the good faith judgment of the Company, would adversely affect the Company; provided, however, in no event shall the Investor be suspended from selling the Registrable Securities pursuant to the Registration Statement for a period that exceeds ninety (90) consecutive Trading Days or an aggregate of one hundred twenty (120) Trading Days (which need not be consecutive) in any given three hundred sixty (360)-day period. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to holders whose Registrable Securities are included in the Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated hereby.

8. Miscellaneous.

8.1. Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investor, as applicable; provided, however, that the Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate without the prior written consent of the Company, provided such assignee agrees in writing to be bound by the provisions hereof that apply to the Investor. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.2. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.3. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.4. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth below, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 8.4.

If to the Company:

Seres Therapeutics, Inc.

101 Cambridge Park Drive

Cambridge MA 02140

Attention: General Counsel

Email: [***]; [***]

With a copy (which will not constitute notice) to:

Latham & Watkins LLP

200 Clarendon Street

Boston, MA 02116

Facsimile: (617) 948-6001

Attention: Peter N. Handrinos; Wesley C. Holmes

Email: Peter.Handrinos@lw.com; Wesley.Holmes@lw.com

If to the Investor:

Société des Produits Nestlé S.A.

Avenue Nestlé 55

1800 Vevey, Switzerland

Attention: Martin Hendrix and Claudio Kuoni

Email: [***]; [***]

With a copy (which will not constitute notice) to:

Mayer Brown LLP

1221 Avenue of Americas

New York, NY 10020

Attention: David A. Carpenter

Email: dacarpenter@mayerbrown.com

8.5. Expenses. The parties hereto shall pay their own costs and expenses in connection herewith regardless of whether the transactions contemplated hereby are consummated.

8.6. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

8.7. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

8.8. Entire Agreement. This Agreement, including the signature pages hereto, constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

8.9. Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

8.10. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof (other than Sections 5-1401 and 5-1402 of the General Obligations Law) that would result in the application of the laws of any other jurisdiction. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement, or in the case of the Investor, by serving the registered agent of Nestlé USA, Inc. in the state of Delaware. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY: SERES THERAPEUTICS, INC.

By:	/s/ Eric D. Shaff
	Name:	Eric D. Shaff
	Title:	President and Chief Executive Officer

[Seres Therapeutics, Inc. – Securities Purchase Agreement – Signature Page]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR: SOCIÉTÉ DES PRODUITS NESTLÉ S.A.

By:	/s/ Claudio Kuoni
	Name:	Claudio Kuoni
	Title:	Vice President

[Seres Therapeutics, Inc. – Securities Purchase Agreement – Signature Page]